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                                                                    EXHIBIT 4.18



Schedule identifying material details of warrants issued by the Company substantially identical to the warrant filed as Exhibit 4.17.



                                                                                   NUMBER OF
DATE OF                                                            WARRANT         SHARES OF
ISSUANCE             NAME OF WARRANT RECIPIENT                     NO.           COMMON STOCK
--------             -------------------------                     -------       ------------
      12/1/99        Metropolitan Capital Partners, Inc.           AB-2             10,000
      12/1/99        Ramel Shorte                                  AB-3             10,000
